Exhibit 10.44

MASTER DEVELOPMENT AND LICENSE AGREEMENT FOR PRODUCTS BETWEEN ELITE PHARMACEUTICALS, INC. AND SUNGEN

This DEVELOPMENT AND LICENSE AGREEMENT (the “Agreement”), dated August 24, 2016 (the “Effective Date”) between SunGen Pharma LLC, CCIT Lab 124, 675 US Highway One, North Brunswick, NJ 08902, USA (SunGen) and Elite Laboratories, Inc. (a subsidiary of Elite Pharmaceuticals, Inc.), organized under the laws of the State of Delaware, with offices at 165 Ludlow Avenue, Northvale, New Jersey, USA (“Elite”); SunGen and Elite may sometimes hereinafter be referred to as a “Party” or collectively as the “Parties”.

WHEREAS SunGen is engaged in the research, development, sales and marketing of generic pharmaceutical products; and

WHEREAS Elite is engaged in the research, development, manufacturing, sales and marketing of generic products;

WHEREAS SunGen and Elite wish to collaborate to develop and commercialize generic products including formulation development, analytical method development, manufacturing, sales and marketing of generic products:

NOW, THEREFORE in consideration of the mutual covenants and agreements contained herein, the sufficiency, adequacy and satisfaction of which are hereby acknowledged, SunGen and Elite hereby agree as follows:

ARTICLE 1

DEFINITIONS

The following terms shall have the meanings set forth in this Agreement:

1.1	“Affiliate” shall mean any person or entity, which, directly or indirectly, controls, is controlled by, or is under common control with, a party or its assignee. Control shall be determined based upon either their legal right to control or de facto control of the entity.

1.2	“Agreement” shall have the meaning set forth in the Preamble and shall include any exhibits and attachments hereto.

1.3	“ANDA” shall mean Abbreviated New Drug Application pursuant to the applicable part of FD&C Act, and any supplements and amendments thereto which may be filed by the Parties.

1.4	“API” shall mean the active pharmaceutical ingredient.

1.5	“Applicable Laws” shall mean all laws, ordinances, codes, rules and regulations applicable to the manufacturing of the Product or any aspect thereof in the Territory and the obligations of Elite or SunGen, as the context requires under this Agreement, including, without limitation: (i) all applicable federal, state and local laws and regulations of the Territory (including Environmental Laws); (ii) the U.S. Federal Food, Drug and Cosmetic Act, and (iii) the Regulations promulgated under the FD&C Act including without limitation those regarding cGMP, each as amended from time to time and (iv) all laws ordinances, codes, rules and regulations applicable to Elite as they apply to the Products.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.6	“CMC” means - Chemistry, Manufacturing, and Controls under the FD&C Act.

1.7	“Competitive Product” shall mean a product which addresses the same therapeutic indication as a Product, contains the same active pharmaceutical ingredient as a Product and references the same reference listed drug (RLD) in its ANDA.

1.8	“Data” shall refer to all data, materials, plans, reports, test results and other information developed in connection with the Products.

1.9	“Facility” shall mean Elite’s finished product manufacturing facility located at 165 Ludlow Avenue, Northvale, New Jersey or any other facility jointly approved by the Parties, and associated costs shall be shared equally by the Parties.

1.10	“FDA” shall mean the United States Food and Drug Administration.

1.11	“FD&C Act” shall mean the United States Federal Food, Drug and Cosmetics Act, (21 U.S.C. 301, et seq.), as amended from time to time, and any regulation promulgated thereunder, including, without limitation, all current Good Manufacturing Practices and current good laboratory practices as defined therein, in each case, as amended from time to time.

1.12	“Force Majeure” shall mean the occurrence of an event which materially interferes with the ability of a Party to perform its obligations or duties hereunder which is not within the reasonable control of the Party affected, not due to malfeasance, and which could not with the exercise of due diligence have been avoided, including, but not limited to, fire, accident, work stoppage, sabotage, strike, riot, civil commotion, terrorism, act of God or change in law.

1.13	“GDUFA Facility Fees” shall mean the annual facility fees required under the Generic Drug Users Fee Act.

1.14	“Good Manufacturing Practices” or “cGMP” shall mean the current good manufacturing practices for manufacturing finished products and active pharmaceutical ingredients as set forth in the FD&C Act, their attendant rules and regulations, and any other current good manufacturing practices which are applicable to the Facility.

1.15	“Know-How” means proprietary know-how, trademarks, inventions, data, technology and information relating to Product, which either Party hereto has the lawful right to disclose to the other Party. “Know-How” shall include, without limitation, processes and analytical methodology used in development, testing, analysis and manufacture and medical, clinical, toxicological testing as well as other scientific data relating to Product.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.16	“Product” means products as listed in Exhibit A.

1.17	“Regulatory Filings” means filings with the FDA such as the ANDA.

1.18	“Regulatory Approvals” shall mean the approvals required under the FD&C Act to sell and market the Product in the Territory.

1.19	“Specifications” with respect to the Product shall mean the development, manufacturing, quality control, packaging, labeling, shipping and storage specifications in the applicable USP-NF (United States Pharmacopeia- National Formulary), monograph, the Drug Master File or other Regulatory Filing, in the form of specifications set forth as part of this Agreement, and such specifications as may from time to time be established by applicable Regulatory Authorities and as mutually agreed upon by the Parties.

1.20	“Termination Event” has the meaning set forth in Section 10.1.

1.21	“Territory” means the United States of America, its territories, possessions, commonwealths.

ARTICLE 2

DEVELOPMENT

2.1	Product Development. The roles and responsibilities of each of the Parties in the development of the Products are outlined in Exhibit C.

2.2	SunGen will be responsible for the preparation of the documents supporting the filing; provided, however, that Elite shall assist in the preparation of the relevant CMC sections thereof and shall otherwise assist and support SunGen’s preparation.

ARTICLE 3

MARKETING AND SALES

3.1	SunGen shall have the exclusive right to market and sell the two {***} Products using SunGen’s label. SunGen shall be responsible for all permits, licenses, and distribution costs. SunGen shall be responsible for complying with all regulations and applicable laws and permits required to file the Product in the Territories.

3.2	Elite shall have the exclusive right to market and sell the two {***} Products using Elite’s label. Elite shall be responsible for all permits, licenses, and distribution costs. Elite shall be responsible for complying with all regulations and applicable laws and permits required to file the Product in the Territories.

3.3	Trademarks. The Parties agree and acknowledge that they shall not acquire by virtue of this Agreement any interest in any trademarks or trade names of the other Party.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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ARTICLE 4

REGULATORY

4.1	Ownership of {***} Regulatory Filings. Elite shall be responsible for the filing and prosecution of the ANDA with the FDA and shall own any ANDA filed and/or approved. Following Regulatory Approval, Elite shall have sole discretion with respect to the maintenance of the ANDA, correspondence with and reporting to the FDA and other regulatory authorities, except as the Definitive Agreement may otherwise provide and, provided that SunGen shall cooperate with and support Elite in connection with any such regulatory matters to the extent that SunGen may reasonably request.

4.2	Ownership of {***} Regulatory Filings. Elite shall be responsible for the filing of the ANDA.SunGen shall be responsible for the prosecution of the ANDA with the FDA and shall own any ANDA filed and/or approved. Following Regulatory Approval, SunGen shall have sole discretion with respect to the maintenance of the ANDA, correspondence with and reporting to the FDA and other regulatory authorities, except as the Definitive Agreement may otherwise provide in relation to Elite’s manufacturing of the Products and, provided that Elite shall cooperate with and support SunGen in connection with any such regulatory matters to the extent that SunGen may reasonably request.

4.3	GDUFA (ANDA) filing fees shall be shared equally by the Parties.

ARTICLE 5

MANUFACTURING AND SUPPLY OF PRODUCT

5.1	Manufacturing Agreement. Elite shall supply Product at cost (materials, labor, and allocable overhead) plus {***}%. The Parties agree to execute a separate Manufacturing and Supply Agreement. Both Parties agree that this cost (transfer price) ex materials (i.e., without API, excipients and packaging materials) shall not exceed ${***} (an estimate) per 100 tablets for the two {***} Products, and ${***} (an estimate) per 100 capsules for the extended release {***} Product and ${***} (an estimate) per 100 tablets for the immediate release {***} Product, for the first 3 years after the Effective Date. Elite will obtain and maintain all required registrations and licenses filings (including but not limited to FDA and DEA) in order to manufacture the Product, including paying the required GDUFA Facility Fee in accordance with the Product’s Specifications and in compliance with all applicable law. Elite will be responsible for required stability studies.

5.2	Quality Agreement. In conjunction with the execution of this Agreement, the Parties agree to execute a Quality Agreement.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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ARTICLE 6

PAYMENTS

6.1	Both Parties agree that cost sharing and profit sharing shall be in accordance with Exhibit B.

6.2	Records. The Parties shall keep complete and accurate records of all of the components of the calculations in Appendix B including Product procurement, production cost (material, labor and overhead), sales of the Product and the calculation of all gross invoice sales, cash, discounts, net invoice sales, deductions and net sales of the Product. Both Parties shall have the right, at its expense and after thirty (30) days’ prior written notice to the other Party, through an independent certified public accountant, on a mutually agreeable date, to examine such records at any time within one (1) year after the due date of the Profit Split payments to which such records relate, during regular business hours, during the term of this Agreement and for twelve (12) months after expiration of the last production lot of Product sold by the Party, in order to verify the accuracy of the reports to be made under this Agreement. If the accountant determines that a Party has under-compensated the other Party, the findings shall be shared with the other Party. If the other Party agrees that the Party has not paid all of the compensation the other Party was entitled to receive, or it is later determined that the Party did not pay all of the compensation due to the other Party, then the Party shall pay the proper amount of compensation and all costs and expenses incurred by the other Party to hire the accountant and all of the accountant’s expenses, and all legal expenses, to obtain the appropriate compensation. If the Party disputes in good faith the accuracy of the results of such examination, the Parties will retain a second independent certified public accountant whose examination will be binding upon both parties. The if the second independent certified public accountant verifies the findings of the first independent certified public accountant then the Party will pay all of the expenses of both independent certified public accountant examinations.

6.3	Reports. The Party responsible for marketing and sales will provide Reports as described in Schedule B.

6.4	Terms. The Profit Split shall be paid by the Party responsible for marketing and sales to the other Party. The payments shall be quarterly based upon the previous quarter’s Products that the Party shipped to its customers. All Profit Split payments shall be mailed to the other Party within thirty (30) days after the end of each quarter. A copy of the Report for the prior quarter will accompany the check. A late fee of 1% per month will be accrued for all payments which the Party fails to pay when due.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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ARTICLE 7

REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1	Representations and warranties:

(a)	Each Party represents and warrants to the other that it is authorized to enter into and to perform its obligations under this Agreement.

(b)	Each Party represents and warrants to the other that its obligations created under this Agreement do not conflict in any manner with any of its pre-existing obligations.

(c)	Each Party represents and warrants to the other that it is the owner of any Know-How to be used or relied upon by such Party in performing its obligations under this Agreement.

(d)	Both SunGen and Elite represent and warrant that:

(i)	it has not received any notice or claim that the use of its Know-How infringes any patent or intellectual property rights of any third party in the Territory; and

(ii)	to its actual knowledge, without any independent investigation, the use of its Know-How will not infringe any patent or intellectual property rights of any third party in the Territory.

(e)	Each Party hereby represents and warrants that it is not in violation of any law or regulation, nor is it aware of any violation of any law or regulation by any other Person, which violation could reasonably be expected to adversely affect its performance of its obligations hereunder, and except as otherwise contemplated hereby, such Party holds each of the licenses, permits, approvals or authorizations necessary with respect to its current business and operations (and its rights and obligations contemplated hereby) in compliance with all laws and regulations and maintains compliance with cGMP.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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7.2	Non-Competition.

(a)	SunGen hereby covenants and agrees that without the prior written consent of Elite during the Term of this Agreement, SunGen will not directly or indirectly market a Competitive Product. SunGen will not engage in any R&D development, manufacturing or contract manufacturing activities of a Competitive Product for any of its affiliates or third Party.

(b)	Elite hereby covenants and agrees that without the prior written consent of SunGen during the Term of this Agreement, Elite will not directly or indirectly market a Competitive Product. Elite will not engage in any R&D development, manufacturing or contract manufacturing activities of a Competitive Product for any of its affiliates or third Party.

7.3	Cooperation Upon Bankruptcy. If there is a voluntary or involuntary filing of a petition for bankruptcy, insolvency or placing in receivership of either Party, the Party shall use, and cause its representatives and affiliates to use, best efforts to make all necessary arrangements and take all required actions to permit the other Party to retain all rights licensed hereunder with respect to the Products.

ARTICLE 8

INTELLECTUAL PROPERTY RIGHTS

8.1	Elite shall be responsible for the patent reviews. Out-of-pocket costs, if required, will be shared equally.

8.2	With respect to any Product developed hereunder, the Parties shall jointly own the Know-how and Intellectual Property. Elite shall be responsible for filing and prosecuting the patents, defending the patents against infringement and defending patent infringement claims brought by others. Out-of-pocket costs, if required, will be shared equally. Each Party shall promptly render all necessary assistance reasonably requested by the other Party in applying for and prosecuting patent applications in the US relating to such Party’s Know-How under this Agreement. US Patent Law shall determine ownership of inventions.

ARTICLE 9

INDEMNIFICATION

9.1	Indemnification of SunGen. Elite shall indemnify and hold harmless SunGen and its officers, directors and employees against and from any losses, damages, injuries, liabilities, exposure, claims, demands, settlement, judgments, awards, fines, penalties, taxes, fees (including attorneys’ fees), charges or expenses (collectively, “Losses”) that are suffered or incurred at any time by SunGen or such persons, or to which SunGen or such persons may otherwise become subject at any time, and that become payable or arise out of or by virtue of, or relate to:

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(a)	Any breach by Elite or default by Elite in the performance of, or any failure on the part of Elite to observe, perform or abide by, any restriction, covenant, obligation, representation, warranty or other provision contained in this Agreement or

(b)	Any injury or alleged injury to any person (including death) or to the property of any person not a party hereto arising out of or alleging the negligence or intentional act or omission of Elite or its employees or agents failing to perform their duties under the Agreement.

9.2	Indemnification of Elite. SunGen shall indemnify and hold harmless Elite and its officers, directors or employees against and from any Losses that are suffered or incurred at any time by Elite or such persons, or to which Elite or such persons may otherwise become subject at any time, and that become payable or arise out of or by virtue of, or relate to:

(a)	Any breach by SunGen or default by SunGen in the performance of, or any failure on the part of SunGen to observe, perform or abide by, any restriction, covenant, obligation, representation, warranty or other provision contained in this Agreement or

(b)	Any injury or alleged injury to any person (including death) or to the property of any person not a party hereto arising out of or alleging the negligence or intentional act or omission of SunGen or its employees or agents failing to perform their duties under the Agreement.

9.3	Notice and Legal Defense. Promptly after receipt by a Party hereunder of any claim or notice of the commencement of any action, administrative or legal proceeding, or investigation as to which the indemnity provided for in Section 7.1 and 7.2 hereof may apply, the Party seeking indemnification shall notify the indemnifying Party in writing of such fact. The indemnifying Party shall assume the defense thereof; provided, however, that if the defendants in any such action include both the Party seeking indemnification and the indemnifying Party and counsel for the Party seeking indemnification shall reasonably conclude that there may be legal defenses available to such Party which are different from or additional to, or inconsistent with, those available to the indemnifying Party, the Party seeking indemnification shall have the right to select separate counsel to participate in the defense of such action on behalf of such Party seeking indemnification, at the indemnifying Party’s expense.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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9.4	Insurance. Each party shall maintain commercial general liability insurance through the term of this Agreement upon launch of the first Product, which insurance shall afford limits of not less than $5,000,000 for each occurrence for personal injury or property damage liability. Furthermore, each party shall maintain product liability insurance, through the term of this Agreement upon launch of the first Product and for a period of three (3) years thereafter, which insurance shall afford limits of not less than $5,000,000 in the aggregate per annum with respect to product and completed operations liability. This insurance shall be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement. Each party shall provide the other with a certificate of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date and the limits of liability. The insurance certificate shall further provide for a minimum of thirty (30) days' written notice to the insured of a cancellation of, or material change in, the insurance. If a party is unable to maintain the insurance policies required under this Agreement through no fault on the part of such party, then such party shall forthwith notify the other party in writing and the parties shall in good faith negotiate appropriate amendments to the insurance provision of this Agreement in order to provide adequate assurances. In the event that either a customer or an insurer of either party requires such party to increase its insurance limits above the $5,000,000 described above for any policy, then the other party to this Agreement must also match the required insurance increase, so that the parties to this Agreement are carrying the same insurance policy limits. It is the express intention of the parties that the parties shall endeavor to avoid insurance policy limits above $10,000,000.

9.5	LIMITATION OF DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS (OTHER THAN AS ARE ORDINARILY ENCOMPASSED BY CONTRACT DAMAGES), LOSS OF GOODWILL, OR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED, ARISING UNDER ANY THEORY OF LIABILITY. THIS LIMITATION SHALL APPLY EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

ARTICLE 10

TERM AND TERMINATION AND DEFAULT

10.1	Termination. Either Party shall have the option to terminate this Agreement upon the occurrence of a "Termination Event". A "Termination Event" shall mean: (a) the voluntary or involuntary filing of a petition for bankruptcy, insolvency or placing in receivership of either Party; (b) a material breach of the terms of this Agreement by one Party followed by written notice of such breach by the non-breaching Party followed by the failure of the breaching Party to cure such breach within sixty (60) days of the date upon which written notice of breach was given in accordance with Section 10.2; (c) adverse changes in the intellectual property environment wherein either Party, in its reasonable commercial judgment believes a third party patent may be infringed upon by a Product; (d) upon six (6) months written notice to the other Party, if in terminating Party’s reasonable judgment the Product ceases to be commercially viable.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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10.2	Events of Default. An event of default under this Agreement shall be deemed to exist upon the occurrence of any one or more of the following events:

(a)	Failure by either Party hereto to perform fully, or comply fully, with, any material provision of this Agreement and such failure continues for a period of sixty (60) days after receipt of written notice of such nonperformance or noncompliance;

(b)	Failure of either Party to pay any amount due to other Party, which failure continues for a period of sixty (60) days after written notice of such non-payment unless, and to the extent such non-payment is due to a good faith dispute concerning the amount owed.

10.3	WARRANTY LIMITATION. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 6, THE PARTIES MAKE NO WARRANTIES, EXPRESSED OR IMPLIED, CONCERNING TECHNOLOGY, GOODS, SERVICES, RIGHTS OR THE MANUFACTURE AND SALE OF PRODUCTS, AND HEREBY DISCLAIM: ANY OTHER WARRANTIES, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE OR NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

ARTICLE 11

RESOLUTION OF DISPUTES; ARBITRATION

11.1	The following dispute resolution process shall apply to all disputes that arise under this Agreement (the “Dispute Resolution Process”). In the event of any dispute under this Agreement, the disputing Party shall provide written notice of the dispute to the other Parties detailing such dispute. Within ten (10) business days from the date of the written notice, the Parties will meet at a mutually acceptable time and place or via phone or teleconference, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If they are unable to resolve the dispute within fifteen (15) business days of their first meeting, the matter shall be referred to a senior board level manager of each of the Parties.

11.2	If the senior board level managers of the Parties are unable to resolve the matter within three (3) business days after notification then, any Party to the dispute may initiate binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association; such arbitration to be held in New Jersey on an expedited basis.

11.3	Expenses. Each Party shall be responsible for its own legal fees, travel and related expenses during the Parties’ attempt to resolve the dispute.

11.4	Other Rights. Nothing in this Section 11 shall be deemed to waive the right of any Party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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ARTICLE 12

MISCELLANEOUS

12.1	Recitals. The recitals are hereby incorporated by reference and made part of this Agreement.

12.2	Survival. Except as expressly provided in this Agreement, expiration or termination of this Agreement will not relieve the Parties of any obligation that accrued prior to such expiration or termination. Upon expiration or early termination of this Agreement, all rights and obligations of the Parties shall cease, except as follows:

(a)	The obligations of confidentiality set forth in Section 12.5 of Article 12 shall survive;

(b)	The Parties obligations under Article 9 shall survive; and

(c)	Any cause of action or claim of SunGen or Elite accrued or to accrue because of any breach or default by the other Party hereunder shall survive.

12.3	Entire Agreement; Amendment. This Agreement, with all of the Exhibits, contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all previous verbal and written agreements, representations and warranties. This Agreement may be released, waived or modified only by written agreement signed by the Party against whom enforcement of any release, waiver, modification, or other change is sought.

12.4	Standard Forms. In ordering and delivering the services or Product, SunGen and Elite may employ their standard forms, but nothing in those forms shall be construed to modify, amend or supplement the terms of this Agreement and, in the case of any conflict herewith, the terms of this Agreement shall govern and control.

12.5	Confidentiality. Elite and SunGen shall not use, except in connection with this Agreement, nor disclose any information concerning the other Party's business or any proprietary information of the other Party, including but not limited to, technical or scientific data, unpublished findings, biological material, know-how, specifications, processes, techniques, patent, patent litigation strategies or tactics, trade secrets, algorithms, programs, designs, drawings, or formulae; and any engineering, manufacturing, marketing, financial, litigation, intellectual property or business plan, confidential knowledge, data or other similar information, whether received pursuant to this Agreement or otherwise ("Confidential Information") without the prior written consent of such other Party. The obligation of non-disclosure referred to above shall not apply to:

(i)	Information which is known to the receiving Party or one of its Affiliates or independently developed by the receiving Party or one of its Affiliates prior to the time of disclosure, in each case, to the extent evidenced by written records;

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(ii)	Information disclosed to the receiving Party by a third party, which has a right to make such disclosure;

(iii)	Information which is or becomes patented, published or otherwise part of the public domain as a result of acts by the disclosing Party or a third person obtaining such information as a matter of right; or

(iv)	Information which is required to be disclosed by order of the FDA or similar authority in other countries or a court of competent jurisdiction; provided that the Parties shall use their best efforts to obtain confidential treatment of such information by the court or agency.

12.6	Force Majeure. Failure of any Party to perform its obligations under this Agreement as a result of Force Majeure shall not subject such Party to any liability or place it in breach of any term or condition of this Agreement to the other Party if such failure is caused by any cause beyond the reasonable control of such non-performing Party. The Party prevented from performing its obligations or duties because of Force Majeure shall promptly notify the other Party hereto of the occurrence and particulars of such Force Majeure and shall provide the other Party, from time to time, with its best estimate of the duration of such Force Majeure and with notice of the termination thereof. The Party so affected shall use its best efforts to avoid or remove such causes of nonperformance. Upon termination of Force Majeure, the performance of any suspended obligation or duty shall promptly recommence. Neither Party shall be liable to the other Party for any direct, indirect, consequential, incidental, special, punitive or exemplary damages arising out of or relating to the suspension or termination of any of its obligations or duties under this Agreement by reason of the occurrence of Force Majeure. In the event that Force Majeure has occurred and is continuing for a period of at least three (3) months, the other Party shall have the right to terminate this Agreement upon thirty (30) days notice.

12.7	Waiver. The failure of a Party to enforce any breach or provision of this Agreement shall not constitute a continuing waiver of such breach or provision and such Party may at any time thereafter act upon or enforce such breach or provisions of this Agreement. Any waiver of breach executed by either Party shall affect only the specific breach and shall not operate as a waiver of any subsequent or preceding breach.

12.8	No Assignment. The Parties may not delegate, subcontract, sublicense or otherwise transfer to a third party its rights or obligations under this Agreement, except to any Affiliate of the Party, without the consent of the other Party. Notwithstanding the foregoing, either party may assign this Agreement to an acquirer that acquires more than fifty percent (50%) interest in the Party. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Parties and their respective permitted successors and assigns.

12.9	Severability. If a court of competent jurisdiction declares any clause or provision of this Agreement invalid or unenforceable, such provision shall be severed and the remaining provisions of the Agreement shall continue in full force and effect. The Parties shall use their best efforts to agree upon a valid and enforceable provision as a substitute for the severed provision, taking into account the intent of this Agreement.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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12.10	Notices. Except as otherwise specifically provided, any notice or other documents to be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered mail, nationally recognized overnight delivery service or facsimile transmission to a party or delivered in person to a party at the address or facsimile number set out below for such party or such other address as the party may from time to time designate by written notice to the other:

If to Elite, to:

Elite Pharmaceuticals, Inc.

Attn: Nasrat Hakim, President and CEO

165 Ludlow Avenue Northvale

New Jersey 07647

If to SunGen to:

SunGen Pharma LLC

Attn: Jim Huang, CEO

CCIT Lab 124

675 US Highway One

North Brunswick, NJ 08902

Any such notice provided pursuant to this Section 10.11 shall be deemed to have been received by the addressee ten business days following the date of dispatch of the notice or other document by registered mail or, where the notice or other document is sent by overnight delivery service, by hand or is given by facsimile, simultaneously with the transmission or delivery. Notwithstanding the foregoing, any notice or other document sent by overnight delivery service, by hand or by facsimile and received by the recipient after 5:30 p.m. local time (of the recipient) shall be deemed to be delivered the next Business Day. To prove the giving of a notice or other document it shall be sufficient to show that it was dispatched. Either party may change its address at which notice is to be received by written notice provided pursuant to this Section 10.11.

12.11	Governing Law; Dispute Resolution; Venue. Agreement shall be construed, and the rights of the Parties determined, in accordance with the laws of the State of New Jersey without regard to conflict of law or choice of law rules. Any controversy or claim pursuant to this Agreement or the breach thereof shall be settled in accordance with Article 9 of this Agreement. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof, including any non-U.S. Court and both Parties agree that such non-U.S. Court shall apply judicial comity to any such judgment and enforcement thereof. For purposes of dispute resolution, including litigation, each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Essex County, State of New Jersey, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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12.12	Independent Parties. The relationship of the Parties under this Agreement is that of independent contractors. Neither Party shall be deemed to be the agent of the other, nor shall the Parties be deemed to be partners or joint venturers, and neither is authorized to take any action binding upon the other. Elite expressly acknowledges for itself, its employees, agents and subcontractors, that none of them are employees of SunGen and that none of them are entitled to participate in any benefit plans of SunGen. Elite further acknowledges that none of its employees, agents or subcontractors are eligible to participate in any benefit plans of SunGen, even if it is later determined that the status of any of them was that of an employee during the period of this engagement of Elite by SunGen.

12.13	Headings. The headings contained in this Agreement are included herein for reference and convenience and shall not affect the meaning of the provisions of this Agreement.

12.14	Publicity. Neither Party shall make any public announcement concerning, or otherwise publicly disclose, any information with respect to the transactions contemplated by this Agreement or any of the terms and conditions hereof without the prior written consent of the other Party hereto. Notwithstanding the foregoing, either Party may make any public disclosure concerning the transactions contemplated hereby that in the opinion of such Party's counsel may be required by law, government agencies, the U.S. Securities and Exchange Commission, or the rules of any stock exchange on which such Party's or its Affiliates' securities trade; provided, however, the Party making such disclosure shall provide the non-disclosing Party with a copy of the intended disclosure reasonably, and to the extent practicable, prior to public dissemination, and the Parties hereto shall coordinate with one another regarding the timing, form and content of such disclosure.

12.15	No Third Party Beneficiaries. Except as specifically stated to the contrary herein, no person or entity not a Party to this Agreement, including any employee of any Party to this Agreement, shall have or acquire any rights by reason of this Agreement, nor shall either Party have any obligations or liabilities to such other person or entity by reason of this Agreement.

12.16	Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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12.17	Further Assurances. Each Party shall execute and deliver such additional instruments and other documents and use commercially reasonable efforts to take or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable law to consummate the transactions contemplated hereby.

12.18	Counterparts; Facsimile, Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement. This Agreement may be executed by facsimile signatures or by a pdf (or other similar format) copy of the signature delivered by e-mail, which signatures shall have the same force and effect as original signatures.

12.19	Drafting. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

12.20	Currency. Wherever a monetary currency is indicated throughout this Agreement, that currency shall be United States Dollars, unless otherwise clearly indicated.

12.21	Days. Wherever reference is made to days, working days or any measurement of time in days, calendar days shall be used regardless of weekends and holidays. Wherever reference is made to “Business Days” such reference shall exclude weekend days and dates which are official government holidays in New Jersey .

(Signature Page follows)

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SunGen Pharma LLC		Elite Pharmaceuticals, Inc.

By:	s/ Jim Huang	By:	s/Nasrat Hakim
Name:	Jim Huang	Name:	Nasrat Hakim
Title:	CEO	Title:	President and CEO
Date:	8-24-2016	Date:	8-24-2016

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Exhibit A

PRODUCTS

The following table lists Products as defined in Section 1.16.

Products	Reference Listed Drug
{***}	{***}
{***}	{***}
{***}	{***}
{***}	{***}

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit B

PAYMENTS

1.	The Party responsible for marketing and sales shall pay the other Party according to the profit splits below.

Company	Profit Share	Profit Share
	Two {***} Products	Two {***} Products
	SunGen does marketing & sales	Elite does marketing & sales
Elite	{***}%	{***}%
SunGen	{***}%	{***}%

Profit split assumes either SunGen or Elite does the sales and marketing.

2.	The Party responsible for marketing and sales shall determine the Profit Split according to the table below and shall provide a report (the “Report”) providing documentation of the items outlined below.

Gross Invoice Sales	Invoiced Sales
Net Sales	Gross Invoice Sales less the following: cash discounts, charge backs, buying groups/wholesaler administrative fees/rebates, allowances, Medicaid and returns
Deductions	Cost of goods sold and {***}% of net sales allowance to the Party doing marketing and sales
Net Profits	Net Sales less Deductions
Profit Split	Net Profit dollars x {***}%

Profit sharing payments shall be made quarterly. In no case shall the profit share be negative. In the event of a loss in any month, the party doing sales may carry forward the losses to future months until the loss is fully absorbed.

The calculation of Product Gross Profit and the Licensing Fee shall be performed by the Party responsible for marketing and sales and presented to the other Party as a report (“Report”) which shall include the information outlined above.

Whenever possible, the Report will be made using actual sales, charge backs, administrative fees/rebates, price adjustments, and returns; however, in some cases estimated numbers may be required because of timing of charge backs, fees, returns, etc. A true up Report will be completed and presented to each Party within 60 days after the end of each calendar year.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Exhibit C

ROLES AND RESPONSIBILITIES OF PARTIES

1.	SunGen will be responsible, at its sole cost and expense, for:
a.	All development work required for the development of an approvable, generic bioequivalent formulation of the Product and;
b.	All analytical method development, and;
c.	Personnel to support Elite in the scale and technology transfer and process optimization at the manufacturing site, and;
d.	All necessary support for development including but not limited to a formulator, formulation support, protocols, protocol write up, batch records (under an Elite template), personnel to assist in all product development, submission batches and development reports (including QbD requirements).
e.	Primary responsibility for compiling the Data and documents, writing the CMC section, writing other required sections adequate for the filing of an ANDA.

2.	Elite will be responsible, at its sole cost and expense, for:
a.	The facility (FDA and DEA approved) including, but not limited to, equipment, quality assurance and regulatory support.
b.	Collaboration with SunGen to transfer the initial formulation and methods, and to support the development process.
c.	Execution of QbD
d.	The manufacturing, testing and packaging of ANDA products required for pilot, pivotal clinical trials, and registration batches.
e.	Collaboration with SunGen to transfer all methods
f.	Perform method validation for assay, dissolution, impurity, and cleaning.
g.	Perform release testing and;
h.	Establish and maintain stability protocols and testing for said ANAD’s.

3.	SunGen shall be responsible, at its sole cost and expense, for:
a.	Sourcing API for {***} Products
b.	Sourcing the API for both {***} Products
c.	API costs for development for {***} Products.

4.	Elite and SunGen shall {***} share {***} for the following:
a.	The cost of the biostudies.
b.	The out-of-pocket development costs including but not limited to excipients (including controlled release polymers) and outside lab costs, if applicable.
c.	API costs for the development and manufacturing of {***} Products.

5.	Elite and SunGen will mutually discuss the BE study design, however, SunGen will make the final determination regarding the design of the study. SunGen will be the sponsor of each pilot and pivotal clinical trial of the Product, and SunGen will act as the representative of each study.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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